EXHIBIT 99.3

                           AVIS, INC. AND SUBSIDIARIES
                  CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
                       AUGUST 31, 1996 AND FEBRUARY 29, 1996
                                 (In thousands)

                                   (Unaudited)


                                                      August 31,    February 29,
                                                         1996          1996
                                                     ---------------------------
                    ASSETS

Cash and cash equivalents ........................   $    75,683    $    49,326
Accounts receivable, net .........................       174,047        144,842
Due from affiliated company ......................       114,976         75,635
Prepaid expenses .................................        45,296         40,227
Vehicles, net ....................................     2,567,517      2,064,943
Property and equipment, net ......................       151,854        146,429
Other assets .....................................       154,035        176,368
Cost in excess of
  fair value of net assets acquired ..............       499,143        506,683
                                                     -----------    -----------

     Total assets ................................   $ 3,782,551    $ 3,204,453
                                                     ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable .................................   $   231,159    $   181,920
Accrued liabilities ..............................       208,669        200,870
Current and deferred income taxes ................        39,609         36,339
Public liability and property damage .............       215,135        205,698
Debt .............................................     2,488,651      2,043,143
Due to affiliated company ........................       132,563        122,111
Redeemable preferred stock .......................        72,416         72,409
Redeemable portion of common stock ...............       295,465        295,482
Unearned compensation ............................      (257,751)      (263,024)
Participating convertible preferred stock ........       132,000        132,000
Common stock .....................................           290            290
Additional paid in capital .......................       220,401        215,644
Treasury stock ...................................      (102,269)      (102,252)
Retained earnings ................................       103,339         62,095
Foreign currency equity adjustment ...............         2,874          1,728
                                                     -----------    -----------

Commitments and contingencies

     Total liabilities and stockholders' equity ..   $ 3,782,551    $ 3,204,453
                                                     ===========    ===========


 See accompanying notes to the consolidated financial statements.

                           AVIS, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                   FOR THE SIX MONTHS ENDED AUGUST 31, 1996 AND
                                  AUGUST 31, 1995
                                 (In thousands)

                                   (Unaudited)



                                                           Six Months Ended
                                                       -------------------------

                                                       August 31,     August 31,
                                                           1996           1995
                                                       ---------      ----------

Revenues .........................................    $1,069,005      $ 851,724
                                                       ---------      ---------

Cost and expenses:
  Direct operating ...............................       454,302        353,413
  Vehicle depreciation ...........................       199,927        186,257
  Vehicle lease charges ..........................        74,080         67,358
  Selling, general and administrative ............       163,559        109,460
  Interest .......................................        80,938         72,365

Unrealized foreign exchange loss .................             -            471

Amortization of unearned compensation -
  Employee Stock Ownership Plan ..................         7,902          7,902

Amortization of cost in excess of fair value of net
assets acquired and other intangibles ............         8,355          8,112
                                                       ---------      ---------

Income before income taxes and preferred
  stock dividends ................................        79,942         46,386

Provision for income taxes .......................        35,363         24,948
                                                       ---------      ---------

Net income .......................................        44,579         21,438

Preferred stock dividends ........................        (3,328)        (4,384)
                                                       ---------      ---------

Income available for common shares ...............     $  41,251      $  17,054
                                                       =========      =========



 See accompanying notes to the consolidated financial statements.

                                   AVIS, INC.
            CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                     FOR THE SIX MONTHS ENDED AUGUST 31, 1996
                                 (In thousands)

                                   (Unaudited)




                                                                        Participating
                                                                         Convertible
                                                      Common Stock     Preferred Stock
                                                  -----------------   -----------------                          Foreign
                                                          Additional         Additional  Treasury                currency
                                                   Par     paid-in     Par    paid-in      stock      Retained   equity
                                                  value    capital    value   capital    (at cost)    earnings   adjustment
                                                  -----   ---------   -----  ----------  ----------   ---------  ----------


Balance March 1, 1996 .........................   $ 290   $ 215,644   $  98  $ 131,902   $(102,252)   $  62,095  $   1,728

Net income for the six months ended
   August 31, 1996 ...............................                                                       44,579

Tax benefit of ESOP income tax deductions
  for the six months ended August 31, 1996 .....              4,740

Foreign currency equity adjustment for the
  six months ended August 31, 1996 .............                                                                      1,146

Payment of common and preferred stock dividends                                                          (3,328)

Change in redeemable portion of common stock ..                  17

Purchase of treasury stock (1,381 shares) .....                                                (17)

Appropriation for amortization of discount
  from redemption value of preferred stock ....                                                              (7)
                                                 ------   ---------  ------  ---------   ---------    ---------   ---------

Balance August 31, 1996 .......................  $  290   $ 220,401  $   98  $ 131,902   $(102,269)   $ 103,339   $   2,874
                                                 ======   =========  ======   =========  =========    =========   =========

 See accompanying notes to the consolidated financial statements.


                           AVIS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
            FOR THE SIX MONTHS ENDED AUGUST 31, 1996 AND AUGUST 31, 1995
                                 (In thousands)
                Increase (decrease) in cash and cash equivalents

                                   (Unaudited)

                                                                Six Months Ended
                                                           --------------------------
                                                             August 31,   August 31,
                                                               1996         1995
                                                           ------------   ----------
Net cash provided by operating activities ...............  $   362,655  $   232,207

Cash flows from investing activities:
    Payments for vehicle additions ......................   (1,518,932)  (1,066,329)
    Proceeds received  from vehicle sales ...............      750,245      549,648
    Payments for additions to property and equipment, net      (14,379)     (14,962)
                                                            ----------   -----------
Net cash used in investing activities ...................     (783,066)    (531,643)

Cash flows from financing activities:
    Increase in debt and due to affiliated company ......      452,714      318,387
    Increase in deferred debt issuance costs ............          (98)      (1,530)
    Payment of preferred stock dividends ................       (3,328)      (4,384)
    Purchase of treasury stock ..........................          (17)           -
    Increase in unearned compensation ...................       (2,629)      (1,092)
                                                               --------    ---------
Net cash provided by financing activities ...............      446,642      311,381

Effect of exchange rate changes on cash .................          126          (34)
                                                             ---------    ---------

Net increase in cash and cash equivalents ...............       26,357       11,911
Cash and cash equivalents at beginning of period ........       49,326       36,643
                                                             ---------    ---------
Cash and cash equivalents at end of period ..............    $  75,683    $  48,554
                                                             =========    =========

Supplemental disclosure of cash flows information:
    Cash paid during the period for:
      Interest ..........................................    $  78,717    $  69,621
      Income taxes ......................................        5,355        3,204

     Disclosure of accounting policy: For purposes of reporting cash flows, the Company considers deposits and short-term investments with an initial maturity of three months or less to be cash equivalents. The effect of unrealized foreign currency revaluations on the assets and liabilities of foreign subsidiaries has been eliminated. Changes in vehicles and vehicle related accounts are included in the cash flows from investing activities. See accompanying notes to the consolidated financial statements.

                           AVIS, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

Note 1 - Organization and Significant Accounting Policies

     In 1987, the trust for the Employee Stock Ownership Plan (ESOP) of Avis, Inc. (the Company) acquired all the outstanding common stock of Avis, Inc. This transaction has been accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16. Accordingly, the purchase price has been allocated based on the estimated fair value of the assets acquired and liabilities assumed. The excess of the purchase price over the fair value of the Company's net assets is included in "Cost in excess of fair value of net assets acquired" on the consolidated balance sheet.

     The Company's primary business is the rental of automobiles. The consolidated financial statements include the accounts of all majority-owned subsidiaries of Avis, Inc. combined with related accounts of the ESOP and Prime Vehicles Trust. Intercompany accounts and transactions among Avis, Inc., its subsidiaries, the ESOP and Prime Vehicles Trust (Vehicle Trust) have been eliminated. During the year ended February 29, 1996, the Company acquired the rights to the name and certain assets of Agency Rent A Car, Inc., a company primarily engaged in the insurance replacement car rental business. Investments in associated companies in which the Company has a 20 percent or greater interest are accounted for under the equity method of accounting. Generally accepted accounting principles require the use of estimates, which are subject to change, in the preparation of financial statements. Certain amounts of the prior period have been reclassified for comparability.

     The unaudited interim financial statements at August 31, 1996 and for the six months ended August 31, 1996 and 1995 have been prepared in accordance with generally accepted accounting principles, and in the opinion of the Company include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results of the interim period.

Note 2 - Gain on Sale of Leasehold Right

     In April, 1996 the Company sold a leasehold right and recognized a pre-tax gain of approximately $4.4 million.

Note 3 - Vehicles

     Vehicles are stated at cost, net of accumulated depreciation as follows (in thousands):
                                                   August               August
                                                  31, 1996             31, 1995
                                                ----------          -----------

Vehicles ...............................        $ 2,946,820         $ 2,435,234
Accumulated depreciation ...............           (379,303)           (307,896)
                                                -----------         -----------
                                                $ 2,567,517         $ 2,127,338
                                                ===========         ===========

     Included in vehicles are vehicles acquired under long-term capital leases of $21,496,000 and $38,693,000 (net of accumulated depreciation of $63,437,000 and $46,240,000) at August 31, 1996 and August 31, 1995, respectively.

Vehicles also include vehicles held for sale as follows (in thousands):

                                                       August            August
                                                     31, 1996           31, 1995
                                                     --------          ---------
Vehicles held for sale .....................         $ 26,572          $ 23,873
Accumulated depreciation ...................           (4,145)           (3,693)
                                                     --------          --------
                                                     $ 22,427          $ 20,180
                                                     ========          ========

     Depreciation   expense   recorded  for  vehicles   was   $199,927,000   and
$186,257,000, net of a gain on disposal of vehicles of $31,109,000 and $9,461,000 for the six months ended August 31, 1996 and August 31, 1995, respectively.

Note 4 - Income Taxes

     The provision (benefit) for income taxes is comprised of the following (in thousands):
                                                           Six Months Ended
                                                       ------------------------
                                                       August 31,    August 31,
                                                           1996           1995
                                                       ---------      ---------
Current:

   State .........................................      $  1,092       $    704
   Foreign .......................................         2,852          3,789
                                                        --------       --------
                                                           3,944          4,493
                                                        --------       --------
Deferred:

   Federal .......................................        27,255         17,106
   Foreign .......................................         4,164          3,349
                                                        --------       --------
                                                          31,419         20,455
                                                        --------       --------
Provision for income taxes .......................        35,363         24,948

Less:     Federal tax benefit of ESOP income tax
          deductions credited to stockholders'
          equity under SFAS No. 109 ..............        (4,740)        (6,482)
                                                        --------       --------
                                                        $ 30,623       $ 18,466
                                                        ========       ========

     The Company derives an income tax deduction for dividend distributions to the ESOP. The ESOP repays the same amount to the Company to reduce the ESOP debt due to the Company.

     The effective income tax rate varies from the federal statutory income tax rate due to the following:

                                                            Six Months Ended
                                                       ------------------------
                                                        August 31      August 31
                                                           1996           1995
                                                        ---------      --------

Statutory U.S. federal income tax rate ...............     35.0%          35.0%
Tax effect of foreign operations  ....................      4.9            5.6
Amortization of cost in excess of net
  assets acquired and other intangibles ..............      2.7            4.8
Foreign dividends and withholding tax ................      0.5            7.0
State income taxes, net of federal
  tax benefit ........................................      0.9            1.0
Other ................................................      0.2            0.4
                                                          -----         ------
    Provision for income taxes .......................     44.2           53.8
                                                          -----         ------
Tax benefit of ESOP income tax
  deductions credited to stockholders'
      equity under SFAS No. 109                            (5.9)         (14.0)
                                                          ------        -------

Effective income tax rate ....... ....................     38.3%          39.8%
                                                          ======        =======


Note 5 - Subsequent Event

     On October 17, 1996, HFS Incorporated ("HFS") completed the acquisition of all of the outstanding capital stock of the Company, including payments under certain employee stock plans of the Company and the redemption of certain series of preferred stock of the Company for an aggregate $806.5 million. The purchase price was comprised of approximately $367.2 million in cash, $100.9 million in indebtedness and $338.4 million (approximately 4.6 million shares) in HFS common stock.


Note 6 - Litigation

     On May 22, 1996 a complaint was filed in the United States District Court for Eastern District of North Carolina against Avis Rent A Car System, Inc. (ARACS) and one of its licensees, New Hanover Rent-A-Car, Inc. (New Hanover) alleging discrimination by New Hanover in the rental of automobiles based on race. Plaintiff seeks an unspecified amount of compensatory and punitive damages and a permanent injunction barring ARACS and New Hanover from continuing to engage in illegally discriminatory conduct. ARACS has asserted claims for indemnification against New Hanover and intends to vigorously defend the complaint. ARACS believes that it has meritorious defenses against the complaint. In the opinion of management, the ultimate liability, if any, resulting from this matter will not have a material adverse effect on the Company's consolidated financial position.